Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01006, 333-27995, 333-55999, 333-70485, 333-39172, 333-39218, 333-39224, 333-63198, 333-90398, 333-106253, 333-116249, 333-143848, 333-160178, 333-167480 and 333-175273) and Form S-3 (No. 333-186112) of Denbury Resources Inc. of our report dated March 29, 2013 relating to the financial statements of the Denbury Resources Inc. Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
March 29, 2013